UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2009

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.    Other Events.

On June 5, 2009, Dr. John R. Plachetka, Chairman, Chief Executive Officer and President of POZEN Inc., a Delaware corporation (“POZEN”), terminated his existing written trading plan to sell shares of POZEN’s common stock, $0.001 par value per share (the “Common Stock”), dated as of March 10, 2006, which was adopted under Securities Exchange Act Rule 10b5-1 (the “2006 Plan”).  Dr. Plachetka also entered into a new written trading plan to sell up to (i) an aggregate of 725,000 shares of POZEN’s Common Stock beneficially owned by him or through the John R. Plachetka Revocable Trust (representing the remaining shares of Common Stock that were not sold under the 2006 Plan); or (ii) an aggregate of $7.5 million in proceeds from sales of Common Stock beneficially owned by him or through the John R. Plachetka Revocable Trust (the “2009 Plan”).  The primary purpose of the 2009 Plan is to provide Dr. Plachetka a certain amount of diversity to his investment portfolio.  No transaction will occur under the trading plan until August 3, 2009.  The 2009 Plan, which was adopted under Securities Exchange Act Rule 10b5-1, will allow Dr. Plachetka, in any given week during the term of the trading plan, to sell the Company’s Common Stock at certain volume levels and at various prices.  Additionally, it is anticipated that sales under the 2009 Plan will be subject to volume limitations and other applicable requirements of Rule 144 promulgated under the Securities Act of 1933, as amended.

Rule 10b5-1 allows corporate insiders to establish pre-arranged written plans to buy or sell specified number of shares of company stock over a pre-determined period of time.  Insiders may adopt such plans when they are not in possession of material inside information in order to, among other things, avoid concerns about initiating stock transactions while in possession of material nonpublic information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
	Name:	William L. Hodges
	Title:	Chief Financial Officer

Date:  June 5, 2009